ION Earnings Call – Q1 2017 Earnings Call Presentation May 4, 2017

Corporate Participants and Contact Information CONTACT INFORMATION If you have technical problems during the call, please contact DENNARD–LASCAR Associates at 713 529 6600. If you would like to view a replay of today's call, it will be available via webcast in the Investor Relations section of the Company's website at www.iongeo.com for approximately 12 months. BRIAN HANSON President and Chief Executive Officer STEVE BATE Executive Vice President and Chief Financial Officer 2

Forward-Looking Statements The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission. 3

Revenues $M 4 • Revenues of $33M • Up 44% compared to Q1-16 • Driven in part by continued strong sales of Campeche program and an increase in data library sales • Nearing completion on last major financial challenge, patent litigation with WesternGeco • Recent ruling indicated that we will be held to have willfully infringed • We will be ordered to pay $5M when the final order is issued, low end of maximum range up to $44M • Eight-year-old lawsuit does not reflect the current spirit of collaboration with WesternGeco ION Q1-17 Financial Highlights (3.30) (1.55) $(3.50) $(3.00) $(2.50) $(2.00) $(1.50) $(1.00) $(0.50) $- Adjusted EPS Q1-16 Q1-17 (35) (18) ($40) ($35) ($30) ($25) ($20) ($15) ($10) ($5) $0 Adjusted Net Loss Q1-16 Q1-17 23 35 33 $- $5 $10 $15 $20 $25 $30 $35 $40 Q1-16 Q4-16 Q1-17 (17) 0 $(20) $(15) $(10) $(5) $- Q1-16 Adjusted EBITDA $M Q1-17

ION Q1-17 Highlights 5 E&P Technology & Services E&P Operations Optimization  Completed 39 deployments total of Marlin, adding significant value for clients  Received Scottish Enterprise funding for Marlin software development  Renewed long-term command and control contract with major customer Ocean Bottom Seismic Services  Continue to work on, and are strongly positioned for, tenders in the region  Aligned with E&P companies’ production objectives, OBS tender activity increased significantly: 20 projects worth over $1B announced to take place over the next two years  Significant increase in new venture and data library revenues  Increase in Campeche sales pipeline due to upcoming Mexico bid rounds and new bid round regulations – Continue receiving positive feedback on turnaround time and imaging uplift  Imaging Services group close to fully utilized, primarily on higher potential projects  New venture activity picking up. We sanctioned 3 programs, which met our conservative underwriting standards, to kick off in the next 90 days.  E&P Advisors awarded contract to provide technical advice for Faroe Islands Licensing Round

R&D Programs Positioning ION for Upturn  Maintained R&D programs through the downturn, which are key to positioning ION to take advantage of the impending market upturn  Introducing a new nodal OBS solution, 4Sea®, providing a step change in image quality and efficiency, driving down the cost of acquisition and improving economics so it can be applied to more production projects  Industry-leading FWI imaging technology is new approach to develop data-driven reservoir models, ultimately increasing resolution and contrast to improve reservoir understanding and production  Devices group commercialized three new technologies that provide valuable new capabilities for our marine contractor customers while leveraging their existing equipment 6 DigiLIFT™ Rechargeable batteries Acoustics in Deployment

(3.30) (1.55) $(4.00) $(3.00) $(2.00) $(1.00) $- Adjusted EPS Q1-16 7 ION Financial Overview Q1-17 Summary $- $10 $20 $30 $40 Q1-16 Q1-17 23 33 44% OBS Services E&P Ops E&P T&S Revenue $M • Revenues up 44% vs Q1-16 • E&P Technology & Services up 79% • E&P Operations Optimization down 4% • No revenues from Ocean Bottom Seismic Services •Operating loss of $14M compared to $30M in Q1-16 • Favorability driven by increase in revenues related to Campeche program and data library sales in addition to the positive impact of cost savings initiatives • Break-even Adjusted EBITDA compared to $(17)M in Q1-16 • Third consecutive quarter of break-even or better and first time since Q1-14 with break- even or better in first quarter of the year • Adjusted EPS of $(1.55) compared to $(3.30) in Q1-16 (30) (14) ($40) ($30) ($20) ($10) $0 T h o u s a n d s Q1-16 Q1-17 Q1-17 Operating Loss $M (17) 0 $(20) $(15) $(10) $(5) $- Q1-16 Adjusted EBITDA $M Q1-17

ION Financial Overview Cash Flow $M 8 • Net cash flows from operations of $2.0M in Q1-17 vs $2.5M in prior year • Ability to generate cash from operations in Q1-17 demonstrates rightsizing of business • Total net cash flows of $(3.0)M in Q1-17 vs $(8.2)M in Q1-16 • Cash balance of $40M, excluding borrowings under credit facility • Credit facility borrowings of $10M • Remaining availability of $10M hindered by exclusion of Campeche non-qualifying high quality receivables • Canceled “at-the-market” equity program Q1-16 Q1-17 Net loss (35.0)$ (23.0)$ Non-cash adjustments 13.6 17.6 Working capital 23.9 7.4 Net cash from operations 2.5 2.0 Multi-client investment (6.3) (3.4) PP&E capital expenditures (0.3) (0.1) Net cash from investing activities (6.6) (3.4) Repurchase of common stock (1.0) - Payments of debt (2.2) (1.7) ther financing activities (1.3) (0.3) Net cash from fin cing activities (4.5) (2.0) Effect of change n f/x 0.3 0.4 Net change cash (8.2) (3.0) Cash & cash equiv. (beg. of period) 84.9 52.7 Cash & cash equiv. (end of period) 76.7$ 49.7$

Summary  Expect E&P market to start improving – Expect a modest increase in 2017 E&P spending – Expect growth in seismic spending to lag behind other oil and gas segments – OBS tender activity has picked up and we are seeing renewed interest in underwriting new venture programs for the first time in two years – Well positioned with data libraries in areas of counter-cyclical activity ahead of upcoming license rounds – Excited about new technology we are commercializing and believe there is significant potential around Marlin  Expect 2017 to be a transition year for ION – Believe 2017 will be a modest improvement over 2016 – Believe first half will be softer than the back half, especially considering back half license round activity and natural purchasing patterns of our customers – Maintained our capabilities, our workforce and our R&D programs – we’re actively positioning ourselves to take full advantage of a more normal 2018 9

10 Q&A